<u>All certificates to be transferred must be enclosed with this stock power</u>

The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this power must be guaranteed by an eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or Savings Association participating in a Medallion Program approved by the Securities Transfer Association, Inc. No other form of signature guarantee is acceptable.

STOCK POWER

For value received, I/we hereby sell, assign and transfer unto

____.

(Print or Type Name)

____.

(Address of Transferee)

SS# or Tax ID ____________________.

____________________ Certificate shares of the ____.

(Name of Company)

Represented by certificate number(s) __________________.

The undersigned does (do) hereby irrevocably constitute and appoint TranShare Corporation to transfer the said stock on the books of said company with full power of substitution in the premises.

(Must check one) Note: ***<u>If any cost basis information below is not completed the issuer will be notified and given two weeks to provide the data. If the data is not provided at the end of the two weeks, the request will not be processed and will be rejected back to the issuer.</u>***

Original Cost ____________ **Original Issuance/Purchase Date**____________

Current Cost for this transaction____________

Gift___ **Purchase/Sell**___ **(Includes both Private and Public Purchases) Compensation** ____ **(Includes payment for services)**

Date ________________________

____

(Signature of Registered Holder completing the stock power)

____

(Print Name of Registered Holder)

____

(Signature of Joint Registered Holder completing the stock power)

____

(Print Name of Joint Registered Holder)

(Affix <u>Medallion</u> Signature Guarantee imprint in space to the right)

Zhongchao Inc.

INCORPORATED UNDER THE LAWS OF CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE $0.0001
CLASS A ORDINARY SHARES

THIS CERTIFIES THAT

SPECIMEN

CUSIP NO.: G9897X107

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A ORDINARY SHARES PAR VALUE OF $0.0001 EACH OF

ZHONGCHAO INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Corporate
Seal

WEIGUANG YANG
CEO / Chairman

PEI XU
CFO / Director

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature
2849 Executive Drive, Suite 200, Clearwater, Fl. 33762
303 - 662 - 1112